SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Securities and Exchange Commission

Washington, D. D. 20549

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2004

Exide Technologies

(Exact name of registrant as specified in charter)

Delaware	1-11263	23-0552730
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Crosslands Corporate Center

3150 Brunswick Pike

Suite 230

Lawrenceville, New Jersey 08648

(Address of principal executive office)

Registrant’s telephone number, including area code: (609) 512-3000

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER

On February 27, 2004, Exide and the Official Committee of Unsecured Creditors filed their co-proposed Joint Plan of Reorganization and related Disclosure Statement with the U.S. Bankruptcy Court for the District of Delaware. A press release regarding the filing is attached as Exhibit 99.1 hereto.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, and in the capacity indicated.

EXIDE TECHNOLOGIES

BY:	/s/ Craig H. Muhlhauser
Chairman, President and Chief Executive Officer

BY:	/s/ Ian J. Harvie
Interim Chief Financial Officer, Vice President and Corporate Controller

Dated March 2, 2004

EXHIBITS

99.1 Press Release dated March 1, 2004